~~___________________________________________________________________~~

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2010

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95‑4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California   90012
            (Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code:             (213) 625-4700

Not Applicable

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

              Cathay General Bancorp (the “Company”) terminated its ATM OfferingSM Sales Agreement, dated November 23, 2009 (the “Sales Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, effective as of February 5, 2010.  Further details regarding the terms of the Sales Agreement are set forth in the Company’s Current Report on Form 8-K dated November 23, 2009, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

              On February 5, 2010, the Company announced, in a press release, that it has completed its previously announced offering of 13,068,182 shares of its common stock and that the underwriters for the offering exercised in full their over-allotment option to purchase an additional 1,960,227 shares of common stock. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

              The foregoing information and the attached exhibit are intended to be furnished only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press release, dated February 5, 2010*

* This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 5, 2010

CATHAY GENERAL BANCORP

By:       /s/ Heng W. Chen

            Heng W. Chen

Executive Vice President and Chief Financial Officer